                                                                   Exhibit 23(a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We have issued our reports dated February 14, 2002, accompanying the consolidated financial statements and schedules included in the Annual Report of
Healthcare Services Group, Inc. and subsidiaries on Form 10-K for the year ended
December 31, 2001. We hereby consent to the  incorporation  by reference of said reports in the  Registration  Statement  (Form S-8) pertaining to the 2002 Stock
Option Plan and 1995 Incentive and Non-Qualified Stock Option Plan of Healthcare
Services Group, Inc. and subsidiaries.

                                                /s/ Grant Thornton LLP

New York, New York
October 31, 2002